Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-26977, 33-36379, 33-50746, 333-00733, 333-00749, 333-00757, 333-09387, 333-33327, 333-75383, 333-92155, 333-58526, 333-67472, 333-103653 on Forms S-8 and 333-72034 on Form S-3 of our report dated June 13, 2007 relating to the consolidated financial statements and financial statement schedule of Computer Sciences Corporation (the Company), which report expresses an unqualified opinion and includes explanatory paragraphs relating to a) the Company’s adoption of Statement of Financial Accounting Standards (SFAS) No. 123(R), Share-Based Payment on April 1, 2006 and SFAS No. 158, Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans – An Amendment of FASB Statement No. 87, 88, 106 and 132R on March 30, 2007 and b) the Company’s restatement of the consolidated balance sheet as of March 31, 2006, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the two years in the period ended March 31, 2006, and of our report on internal control over financial reporting dated June 13, 2007 (which report expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of a material weakness) appearing in this Annual Report on Form 10-K of the Company for the year ended March 30, 2007.

DELOITTE & TOUCHE LLP

June 13, 2007